                                 LOAN AGREEMENT

        THIS AGREEMENT, made and entered into this 2nd day of June, 1997, by and between the INTRUST BANK, N.A. and NATIONAL BANK OF CANADA (herein collectively referred to as "Banks"), and T-NETIX, INC. (herein referred to as "Borrower").

        WITNESSETH:

        WHEREAS, Borrower has requested an increase in its line of credit and an additional multi-advance term note; and

        WHEREAS, Banks have agreed to provide such additional credit under certain terms and conditions.

        NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties agree as follows:

                         ARTICLE I - NOTES AND SECURITY

        Section 1.1. REVOLVING CREDIT FACILITY. Banks agree to establish a revolving credit facility of $15,000,000 (the "Facility") in favor of Borrower evidenced by a promissory note (the "Facility Note"), a copy of which is attached hereto, which shall mature on June 1, 1998. The Facility is a continuation of a facility dated April 1, 1996 and amended December 12, 1996 with INTRUST Bank, N.A. and the Facility Note is a continuation of note number 29163 dated May 1, 1997, and note number 30976 dated May 1, 1997, and evidences the same indebtedness evidenced by such two notes.

        Section 1.2. TERMS OF PAYMENT ON CREDIT FACILITY. Interest on the Facility Note, or any advance thereunder, shall be adjusted daily to the prime rate as published in the Money Rates section of the Southwest Edition of the Wall Street Journal as of such date. In the event that such index is no longer available or published, interest on the Facility Note shall bear interest at the prime rate as established pursuant to another index selected by the Banks in their reasonable discretion. Accrued interest shall be due on the first day of each month.

        Section 1.3. LIMITATIONS ON CREDIT FACILITY. Borrower may borrow, partially or wholly repay its borrowings, and reborrow, by requesting advances from the Facility, so long as:

        (a) The Facility balance, including all principal and accrued interest, does not exceed the amount of the Facility at any one time;

        (b) There shall have occurred no Event of Default hereunder or event that with notice or the passage of time shall constitute an Event of Default hereunder and the Banks shall not have determined that there has been a material adverse change in the financial condition of Borrower or the value or condition of any Collateral;

        (c) Borrower is not in default under any loan or any other financial obligation, or any other agreement.

        (d) The conditions precedent in Article III shall have been satisfied in a manner acceptable to the Banks.

        Section 1.4. USE OF PROCEEDS. The proceeds from the Facility shall be used to provide general working capital.

        Section 1.5. TERM NOTE. Banks agree to loan Borrower the sum of $5,000,000 evidenced by a promissory note (the "Term Note"), a copy of which is attached hereto, which shall mature on June 1, 1998. Banks will advance on the Term Note based on receipt of purchase orders/invoices and installation cost sheets for SpeakEZ products and new installations for inmate call processing equipment acceptable to the Banks. Accrued interest shall be due on the first day of each month with the entire balance due on the maturity date. Interest shall be adjusted daily to the prime rate as published in the Money Rates section of the Southwest Edition of the Wall Street Journal. In the event that such index is no longer available or published, interest on the Term Note shall bear interest at the prime rate as established pursuant to another index selected by the Banks in their reasonable discretion.

        Section 1.6. SECURITY. As security for the entire indebtedness to Banks, Borrower hereby pledges, assigns, and grants a first security interest in favor of Banks in all accounts, contract rights, inventory (including all "construction in progress" as set forth in Borrower's financial statements), fixtures, machinery, equipment, general intangibles, trademark and patent rights of Borrower and all SpeakEZ, Inc. stock owned by Borrower, now owned or hereafter acquired including all proceeds from the disposition or collection thereof (the "Collateral"). "Accounts" include all receivables, third-party claims, instruments, documents, chattel paper and executory contract rights.

        Section 1.7. RENEWALS AND EXTENSIONS. Any renewal or extension of the Facility Note or the Term Note, or any advance made pursuant to the terms of such Notes, or any other indebtedness which Borrower may have with Banks in the future, shall be subject to the terms of this Agreement. Banks are under no obligation to renew any indebtedness when it matures.

        Section 1.8. INDEBTEDNESS. Where the term "indebtedness" is used in this Agreement, it shall include all debt of Borrower to Banks of every kind and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, regarding of how it may be evidenced, arising out of or in any way related to the Facility, the Facility Note, the Term Note, the loan evidenced by the Term Note or any of the other transactions contemplated by this Agreement or any other agreement executed in connection herewith.

        Section 1.9. LETTER OF CREDIT. As of the date of this Agreement, INTRUST Bank, N.A. has issued a Letter of Credit in Borrower's favor in the amount of $225,000 (the "Letter of Credit"). In the event there is a draw or draws on the Letter of Credit, the amount of such draw or draws shall be considered an advance on the Facility. Notwithstanding any other provision of this Agreement, the amount of the Letter of Credit shall be included in the Facility total and the amount available for advances on the Facility Note shall be reduced by the amount of the Letter of Credit.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

        Borrower hereby represents and warrants, and so long as any indebtedness from Borrower to the Banks remains outstanding, continuously represents and warrants as follows:

        Section 2.1. LEGAL STATUS. Borrower is a corporation duly organized and existing under the laws of the State of Colorado, and is qualified to do business, and is in good standing, in all jurisdictions in which it conducts its business.

        Section 2.2 NO VIOLATION. The making and performance by Borrower of this Agreement does not violate any provision of law, or result in a breach of, or constitute a default under, Borrower's articles of incorporation and bylaws, or any Loan Documents, agreement, indenture or other instrument to which Borrower may be a party or by which it may be bound.

        Section 2.3. LITIGATION. There are no material pending or threatened actions or proceedings before any court or administrative agency against Borrower which may adversely affect the financial condition or operation of Borrower other than those heretofore disclosed to Bank in writing and there are no material pending or threatened actions or proceedings before any court or administrative agency affecting the Collateral. "Material" is defined as a claim or proceeding wherein the amount claimed against Borrower is in excess $250,000.

        Section 2.4. CORRECTNESS OF FINANCIAL STATEMENTS. The financial statements heretofore and hereafter delivered by Borrower to Banks present fairly the financial condition of Borrower, and have been prepared in accordance with generally accepted accounting principles consistently applied. As of the date of each such financial statement, and since such date, there has been no material adverse change in the condition of operation of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in, or encumbered, any assets or properties since such date.

        Section 2.5. AUTHORIZATION. The Loan Documents have been duly authorized, executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. As used in this Loan Agreement, "Loan Documents" shall mean and refer to this Loan Agreement, all Notes, all Security Agreements and Assignments, all Guaranty Agreements, and all other documents and agreements required to be executed herein, and as any of them may be extended, renewed, amended or supplemented from time to time.

        Section 2.6. NO SUBORDINATION. The obligations of Borrower under this Agreement, are not subordinated in right of payment or in lien priority to any obligation of Borrower.

        Section 2.7. PERMITS, FRANCHISES. The Borrower now possesses, and will hereafter possess, all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights, and fictitious name rights necessary to enable it to conduct its business without conflict with the rights of others.

                       ARTICLE III - CONDITIONS PRECEDENT

        The obligation of Banks to make any advance under either Note, is subject to the fulfillment of the following conditions:

        Section 3.1. APPROVAL OF BANK COUNSEL. All legal matters incidental to all such advances hereunder shall be satisfactory to legal counsel of Banks.

        Section 3.2. COMPLIANCE. The representations and warranties contained herein shall be true as of the date of the signing of this Agreement and on the date of any advance, no Event of Default, as defined in Article VI herein, and no condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred.

        Section 3.3. DOCUMENTATION. Borrower shall have delivered to Banks in form and substance satisfactory to Banks the following described documents:

        (a) This Agreement, Facility Note and Term Note duly executed.

        (b) All Security Agreements and other loan documents requested by Banks duly executed by Borrower granting to Banks a first and prior perfected security interest in the Collateral.

        (c) Certified copy of Corporate Resolution of Borrower ratifying this Agreement and authorizing the execution of the Loan Documents.

        (d) Such other documentation as Banks may reasonably require.

                       ARTICLE IV - AFFIRMATIVE COVENANTS

        Borrower covenants that so long as Borrower is indebted to Banks under this Agreement, Borrower will:

        Section 4.1. PUNCTUAL PAYMENT. Punctually pay to Banks all payments required to be made under this Loan Agreement and any Note.

        Section 4.2. ACCOUNTING RECORDS. Maintain adequate books and accounts in accordance with generally accepted accounting principles consistently applied, so that anytime and from time to time the true and complete financial condition of Borrower is fairly presented and can be readily determined, and permit any representative of Banks at any reasonable time, to inspect, audit and examine such books and accounts of Borrower and permit Banks to make and obtain copies of any such books and accounts, and to permit any representative of Banks to inspect the properties of Borrower.

        Section 4.3.  FINANCIAL STATEMENTS:  Furnish Banks:

        (a) Not later than 90 days after, and as of the end of each fiscal year, an audited financial statement of Borrower to include balance sheet, income statement, statement of retained earnings and statement of cash flows;

        (b) Not later than 45 days after the end of each quarter, a balance sheet and statement of income of Borrower in a form satisfactory to Banks, certified correct by an officer of Borrower and copies of Form 10-Q;

        (c) Not later than 45 days after the end of each quarter, an aged listing of all accounts payable and receivable of Borrower certified correct by an officer of Borrower;

        (d) Not later than 45 days after the end of each quarter, a lending base certificate from an officer of Borrower in the form of the attached Exhibit certifying that Borrower is in compliance with all the terms of this Agreement;

        (e) Semi-annually, a one-year cash flow estimate from telecommunication contracts by state; and

        (f) From time to time such other information as Banks may reasonably request.

        Section 4.4. NOTICE TO ACCOUNTANTS. Notify Borrower's accountants in writing that Bank intends to rely upon financial information prepared by such accountants in behalf of Borrower in determining whether to make any extension of credit covered by this Loan Agreement, including any advance, renewal or extension thereto.

        Section 4.5. EXISTENCE. Preserve and maintain the existence and all of the rights, privileges and franchises of Borrower; conduct all business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

        Section 4.6. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in the line of business similar to that of Borrower, including, but not limited to, fire, public liability, property damage, workers' compensation, and carried with companies and in amounts satisfactory to Banks; and Borrower shall deliver to Banks from time to time, at Banks' request, schedules setting forth all insurance then in effect. The Borrower shall cause the Banks to be listed as the loss payee on all property damages and other insurance requested by the Banks and as additional insured on all liability and similar insurance and shall cause Certificates of Insurance or copies of policies to be delivered to the Banks and shall cause the insurer to provide the Banks at least ten (10) days prior written notice prior to the cancellation of any insurance policies. Borrower shall maintain and keep in force product liability insurance in such amounts deemed adequate and economically feasible by the Banks.

        Section 4.7. FACILITIES. Keep all Borrower's properties in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained. Borrower shall promptly satisfy any and all mechanic's or materialmen's liens filed on any of its facilities.

        Section 4.8. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments, and taxes of Borrower, except such as it may in good faith contest or as to which a bona fide dispute may arise.

        Section 4.9. LITIGATION. Promptly give notice in writing to Banks of any litigation pending or threatened against Borrower.

        Section 4.10. NOTICE TO BANKS. Promptly give notice in writing to Banks of (a) the occurrence of any Event of Default, as defined in Article VI;
(b) any change in the name, identity or corporate structure of Borrower at least 30 days prior to such change; or (c) any uninsured or partially uninsured loss through fire, theft, liability, or property damage in excess of an aggregate of $500,000 to Borrower.

        Section 4.11. SECURITY DOCUMENTATION AND POWER OF ATTORNEY. Upon request of Banks, assist Banks in obtaining and filing all security agreements, financing statements, and other documentation required to retain Banks' perfected security interest in the assets of Borrower. Borrower irrevocably appoints Banks as its attorney in fact to execute all financing statements and amendments thereto in behalf of Borrower.

        Section 4.12. FINANCIAL CONDITIONS. Maintain Borrower's financial condition at all times as follows:

        (a) Borrower shall maintain a minimum tangible net worth of $19,000,000. Tangible net worth shall be defined as net worth less intangibles.

        (b) Borrower shall maintain a current assets to current liabilities ratio of not less than 0.75:1. Current assets include only cash and cash equivalents, trade accounts receivable (net of allowance), other receivables and prepaid expenses. Current liabilities include only accounts payable, accrued liabilities, loans from customers, and debt, excluding the balances of the Facility Note and the Term Note.

        (c) Borrower shall maintain a total liabilities (as determined in accordance with GAAP) to net worth (as determined in accordance with GAAP) ratio of not greater than 1.2:1.

        (d) Adjusted EBITDA (quarterly net earnings before interest expense, income tax expense depreciation expense and amortization expense) defined as the summation of EBITDA for the previous four quarters, must not be less than
1.0 debt service coverage of the outstanding balances of the Facility Note and the Term Note amortized over a 36 month period at the then current Note interest rate.

        Section 4.13. PAYMENT OF COSTS AND EXPENSES. Borrower agrees to pay to Banks, on demand, all reasonable and necessary costs and expenses as provided in this Agreement and the other Loan Documents, and all costs and expenses reasonably and necessarily incurred by Banks from time to time in connection with this Agreement and the other Loan Documents, including, without limitation, those reasonably and necessarily incurred in: (i) preparing, negotiating, amending, waiving or granting consent with respect to the terms of any or all of the Loan Documents; (ii) enforcing the Loan Documents;
(iii) performing any of Borrower's duties under the Loan Documents upon Borrower's failure to perform them; (iv) filing financing statements, assignments or other documents relating to the Collateral (e.g., filing fees, registration taxes); (v) compromising, pursuing, or defending any controversy, action or proceeding resulting, directly or indirectly, from Banks' relationship with Borrower, regardless of whether Borrower is a party to such controversy, action or proceeding and of whether the controversy, action or proceeding occurs before or after the all indebtedness owing to Banks by Borrower has been paid in full; provided, however, that Borrower shall not be liable to Banks for costs and expenses resulting from the gross negligence or the willful misconduct of Banks in connection therewith; (vi) enforcing or collecting any part of the indebtedness owing to Banks by Borrower or any guaranty contemplated under the Loan Documents; (vii) actual out of pocket expenses of Banks incurred to employ collection agencies or other agents to collect any or all of the accounts and accounts receivables; and (viii) obtaining independent appraisals of the Collateral from time to time as deemed reasonably necessary by Banks. Any amount due to Banks pursuant to this Section shall, if not paid upon demand, accrue interest at the Facility Note rate.

                         ARTICLE V - NEGATIVE COVENANTS

        Borrower covenants that so long as Borrower is indebted to Banks, Borrower will not, without prior written consent of Banks:

        Section 5.1. OTHER INDEBTEDNESS. Except as to indebtedness owed Banks and unrelated obligations to INTRUST Bank, N.A., create, incur, or permit to exist any liabilities resulting from borrowings, leases, loans or advances, whether secured or unsecured, or any liens, mortgages or other encumbrances, other than indebtedness outstanding as of the date of this Agreement. Banks will not unreasonably withhold approval for capital leases for equipment which is subsequently leased to AT&T or to Regional Bell Operating Companies.
Nothing in this Section shall prevent Borrower from incurring trade payables in the ordinary course of business.

        Section 5.2. MERGER, CONSOLIDATION, SALE OF ASSETS. Merge into or consolidate with any corporation or other entity or acquire all or substantially all of the assets of any other corporation or entity; or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

        Section 5.3. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation for the debt or obligations of any person or entity.

                         ARTICLE VI - EVENTS OF DEFAULT

        Section 6.1. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default.

        (a) Default by Borrower in any payment when due of principal or interest under the Facility Note or Term Note or any sum due in this Agreement; or

        (b) Any representation or warranty made by Borrower hereunder which shall prove to be at any time incorrect in any material respect; or

        (c) Default by Borrower in the performance of any other term, covenant or agreement contained herein, which default is not cured within 20 days from its occurrence; or

        (d) Default by Borrower under the terms of any agreement, note or other instrument with any other creditor of Borrower and such default having not been cured within 30 days; provided,however, that if Borrower defaults in its performance under any other such agreement, note, or instrument and such default causes Borrower's obligations to such other creditor to be immediately due and payable, then Banks, in their sole discretion, may immediately exercise their rights under Section 6.2 herein; or

        (e) The failure of Borrower to promptly pay and discharge any judgment, levy of attachment, execution or other process against the assets of Borrower and such judgment be not satisfied, or such levy or other process be not removed, within 10 days after the entry of levy thereof; or

        (f) Borrower shall be adjudicated a bankrupt or insolvent, or shall consent to or apply for the appointment of a receiver, trustee or liquidator of itself or any of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law, or shall any involuntary petition be filed against Borrower under any bankruptcy law; or

        (g) There shall have occurred a material adverse change, as reasonably determined by Banks, in the financial condition or results in operations of the Borrower or the value or condition of the Collateral provided in connection therewith since the date of this Agreement; or

        (h) An Event of Default (as defined in the other Loan Documents) occurs in any of the other Loan Documents.

        Section 6.2. ACCELERATION. If an Event of Default shall occur, any indebtedness of Borrower under this Agreement or any Note, any term of such Note to the contrary notwithstanding, shall, at Bank's option and without notice become immediately due and payable or if an Event of Default shall occur under Section 6.1(f) above, any indebtedness of Borrower under this Agreement or any note, any term of such note to the contrary notwithstanding shall, automatically become due and payable, in each case without presentment, notice or demand, all of which are herby expressly waived by Borrower; and the obligation, if any, of the Banks to permit further borrowings hereunder shall immediately cease and terminate.

        Upon an Event of Default and the request of Banks, Borrower shall immediately assemble the Collateral and deliver it to Banks and shall, upon request of Banks, execute all assignments and other documentation in favor of Banks for the purpose of delivering possession of all Collateral to Banks subject only to any restriction contained within any Collateral document.

                          ARTICLE VII - MISCELLANEOUS

        Section 7.1. WAIVER. No delay or failure of Banks, in exercising any right, power or privilege hereunder, shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege hereunder, shall affect such right, power or privilege. The rights and remedies of Banks hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind to Banks, of any breach or default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in such writing.

        Section 7.2. JURY WAIVER. BORROWER EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH MAY HEREAFTER BE DELIVERED, TO BORROWER.

        Section 7.3. NOTICES. All notices, requests and demands given to or made upon the respective parties shall be deemed to have been given or made when deposited in the mail, postage prepaid, and addressed as follows:


        Borrower:               T-NETIX, INC.
                                67 Inverness Drive East
                                Englewood, Colorado 80112


        Banks:                  INTRUST Bank, N.A.
                                P.O. Box One
                                Wichita, KS 67201
                                Attn: Commercial Loan Department


                                NATIONAL BANK OF CANADA
                                One Tabor Center
                                1200 17th Street
                                Suite 2760
                                Denver, CO 80202

        Section 7.4. WRITTEN AGREEMENTS. THIS LOAN AGREEMENT, TOGETHER WITH OTHER WRITTEN AGREEMENTS OF THE PARTIES, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE BANKS AND THE BORROWER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. ANY NON-STANDARD TERM MUST BE WRITTEN BELOW TO BE ENFORCEABLE.

        BY SIGNING BELOW THE PARTIES AFFIRM THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THEM.

                "BANKS"                                 "BORROWER"

        INTRUST Bank, N.A.                              T-NETIX, INC.

By /s/ ROBERT P. HARMON                       By /s/ JOHN GIANNAULA
   ------------------------------                ------------------------------
   Robert P. Harmon                              John Giannaula
   Vice President                                Vice President

   NATIONAL BANK OF CANADA

By /s/ WILLIAM N. TSIOUVARAS
    ------------------------------
    William N. Tsiouvaras
    Vice President

        Section 7.5. KANSAS LAW APPLICABLE. This Agreement shall be construed in accordance with the laws of the State of Kansas, without regard to the principles of conflicts of laws, and applicable federal law. Borrower expressly agrees that jurisdiction and venue for all legal proceedings filed in connection herewith shall lie exclusively in Sedgwick County, Kansas.

        Section 7.6. PREVIOUS SECURITY AGREEMENTS. Any security interest previously granted to INTRUST Bank, N.A. by Borrower shall survive and continue to exist in priority.

        Section 7.7. OTHER LOAN DOCUMENTS. Borrower understands and agrees that it is additionally bound by the terms and conditions of the other Loan Documents, which such terms and conditions are incorporated herein and made a part of this Agreement. To the extent that any term or provision contained in other Loan Documents conflicts with a term or provision of this Agreement, the term or provision providing the Banks the most security or the greatest right shall control.

        Section 7.8. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon their heirs, personal representatives, successors and assigns.

        Section 7.9. SECURITY AGREEMENTS. INTRUST Bank, N.A. is acting as agent for itself and National Bank of Canada pursuant to a Co-Lender Agreement, dated of even date herewith. All security interests granted INTRUST Bank, N.A. herein and all other rights of INTRUST Bank, N.A. herein are in its capacity as agent pursuant to the Co-Lender Agreement.

        Section 7.10 CO-LENDER AGREEMENT. Borrower acknowledges that Banks are acting as co-lenders pursuant to a Co-Lender Agreement of even date herewith. The Banks' rights as co-lender are set forth more fully in the Co-Lender Agreement. In addition, INTRUST Bank, N.A. is acting as agent for National Bank of Canada in connection with the Collateral as set forth more fully in the Co-Lender Agreement.

                Borrower agrees notwithstanding anything to the contrary herein, no Bank shall be liable for the failure of the other Bank to perform its obligations hereunder. Without limiting the generality of the foregoing, if one Bank fails to fund the amount due hereunder the remaining Bank shall have no further liability or obligation to fund amounts required to be funded hereunder and Borrower shall have no claim against such Bank for failure to fund. Each Bank has a 50% interest in the Facility and the Term Note.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day first above written.

       "BANKS"                                 "BORROWER"

   INTRUST Bank, N.A.                         T-NETIX, INC.

By /s/ ROBERT P. HARMON                 By /s/ JOHN GIANNAULA
  ------------------------------          ------------------------------
   Robert P. Harmon                        John Giannaula
   Vice President                          Vice President


   NATIONAL BANK OF CANADA

By /s/ WILLIAM N. TSIOUVARAS
  ------------------------------
   William N. Tsiouvaras
   Vice President

NATIONAL BANK OF CANADA


By:    /s/ ANDREW M. CONNEEN
       ------------------------------
       Andrew M. Conneen, Jr.
Title: Vice President, Manager